Exhibit 32.2

Form of Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Donald E. Brandt)

I, Donald E. Brandt, Senior Vice President and Chief Financial Officer, of Pinnacle West Capital Corporation (“Pinnacle West”), certify, to the best of my knowledge, that: (a) the attached Quarterly Report on Form 10-Q of Pinnacle West for the quarter ended June 30, 2003 (the “June 2003 Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) the information contained in the June 2003 Form 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Pinnacle West.

Donald E. Brandt
Donald E. Brandt
Senior Vice President and Chief Financial Officer

Date: August 14, 2003